EXHIBIT 4

REAL ESTATE INVESTMENT TRUST OF NEW JERSEY CREATED IN NEW JERSEY BY A DECLARATION OF TRUST SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 336142 10 4 THIS CERTIFIES THAT is the_owner of FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST, NO PAR VALUE, OF --:=:==:==:==:==:==:==:== FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY :::==:==:==:==:==:==:==-- transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions specified in the Declaration of Trust and any amendments thereto, to all of which the holder, by acceptance hereof, assents. Under the terms of the Declaration of Trust, the Trust may refuse to transfer shares if such transfer may endanger the qualification of the Trust as a Real Estate Investment Trust, pursuant to Section 856 et seq. of the Internal Revenue Code of 1986, as amended. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the seal of the Trust and the signatures of its duly authorized officers. Dated:

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FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

For Value received, _____________________________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares

of Beneficial Interest represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated__________________________________________________________

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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